FREEDMAN & GOLDBERG

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

TRI-ATRIA
32255 NORTHWESTERN HIGHWAY, SUITE 298
FARMINGTON HILLS, MICHIGAN 48334
(248) 626-2400
FAX: (248) 626-4298

ERIC W. FREEDMAN
MICHAEL GOLDBERG
DAVID C. GREIP
JULIE A. CHEEK
WILLIAM A. MARSHALL
AMY S. JACKNOW
GLORIA MOORE

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Veri-Tek International Corp. on Form S-8 of our report dated February 17, 2005 and April 25, 2005 for Veri-Tek International Corp. for the years ended December 31, 2004 and 2003, which is a part of this Registration Statement.

Freedman & Goldberg, CPAs, PC

Farmington Hills, MI
July 26, 2005